UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Employment Closure Agreement
Press Release

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2006, the Board of Directors of Imation Corp. (the “Company”) approved a medical leave of absence for Bruce A. Henderson, the Company’s Chairman and Chief Executive Officer, effective as of the close of business on November 9, 2006 and ending at such time as the Company’s Board of Directors subsequently determines. Mr. Henderson has continued to serve as Chairman of the Company’s Board of Directors during such leave of absence and received pay and benefits pursuant to the terms of his Employment Agreement with the Company dated May 13, 2004, as amended May 6, 2006 (the “Employment Agreement”). In addition, the Board of Directors elected Frank P. Russomanno, the Company’s Executive Vice President and Chief Operating Officer, to serve as President and Chief Operating Officer of the Company. The Board of Directors also appointed Mr. Russomanno to serve as the Acting Chief Executive Officer of the Company, effective as of the close of business on November 9, 2006 and for the period that Mr. Henderson is on medical leave of absence or for such other period of time that the Company’s Board of Directors subsequently determines.
On April 2, 2007, the Board of Directors of the Company and Mr. Henderson mutually determined that Mr. Henderson will resign as Chairman of the Board and Chief Executive Officer of the Company effective as of the close of business on April 2, 2007 due to his continuing health issues. Mr. Henderson’s Employment Agreement will also terminate effective as of that date. The Employment Agreement is filed as Exhibit 10.1 to Imation’s Form 10-Q for the quarter ended June 30, 2004, and the amendment thereto is filed as Exhibit 10.1 to Imation’s Form 8-K Current Report filed March 3, 2006.
Mr. Henderson will remain an inactive employee of the Company, receiving his 2007 salary, benefits and 2007 bonus eligibility under the Company’s annual bonus plan until the date Mr. Henderson is no longer eligible for short-term disability benefits, which is on or about May 8, 2007. His bonus for 2007, if any, will be determined in January 2008 and prorated for the period January 1, 2007 through the date on which his short-term disability benefits terminate. Mr. Henderson intends to apply for benefits under the Company’s long-term disability benefit plan in order for the benefits to commence in May 2007. If, and for so long as, Mr. Henderson is entitled to receive benefits under the Company’s long-term disability plan, he will receive benefits paid by our disability insurance carrier in accordance with its ordinary policies and practices (including offset/reduction for any Social Security benefits Mr. Henderson may qualify for), currently in the amount of $7,500 per month for Mr. Henderson (assuming no offset or reduction). Mr. Henderson will receive other benefits as provided to all other similarly situated Company employees who are receiving benefits under the Company’s long-term disability plan. These benefits currently include: (i) coverage under the Company’s medical insurance plans (with Mr. Henderson continuing to pay the required employee premium for such benefits); (ii) continued vesting of his stock options (other than his performance-based stock option, which will be forfeited) and restricted stock in accordance with their regular schedules; and (iii) continued accrual of pension benefits, but his pension benefits will vest only if he remains eligible to receive long-term disability benefits until May 13, 2009. Once Mr. Henderson fails or ceases to be entitled to receive benefits under the Company’s long-term disability plan, his employment with the Company will terminate. Upon Mr. Henderson’s termination of employment he will be entitled to only the following: (i) the right to elect COBRA continuation coverage under the Company’s group medical plan and (ii) the right to exercise any vested options in accordance with the stock option agreements. He has the right to receive or commence receipt of his vested pension benefits, if any, in accordance with the terms of the pension plan(s) in which he is a participant. At the time of his termination of employment with the Company, Mr. Henderson will also execute a General Release of All Claims in favor of the Company. The Company and Mr. Henderson have entered into an Employment Closure Agreement dated April 2, 2007 setting forth the terms described above attached as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference. The description above is qualified in its entirety by the terms of the Employment Closure Agreement.
On April 2, 2007, the Board of Directors elected Frank P. Russomanno, the Company’s Acting Chief Executive Officer, President and Chief Operating Officer, to serve as Chief Executive Officer and President of the Company and as a Class III member of the Board of Directors (filling the vacancy created by the resignation of Mr. Henderson), effective as of the close of business on April 2, 2007. Mr. Russomanno will not be serving on any committees of the Board of Directors. The Board of Directors did not make any changes to Mr. Russomanno’s compensation and Mr. Russomanno will not receive any additional compensation for his service as a member of the Board of Directors. Other than as described herein, there are no arrangements or understandings between Mr. Russomanno and any other persons pursuant to which Mr. Russomanno was selected as Chief Executive Officer and President or Director of the Company. Further information about Mr. Russomanno can be obtained in the Company’s Current Report on Form 8-K filed November 14, 2006.
The Board also determined to separate the role of Chairman of the Board and CEO and elected Linda W. Hart, Imation’s Lead Director and an independent Director, as Non-Executive Chairman of the Board of Directors until the 2008 annual meeting of shareholders or such other time as the Board of Directors deems appropriate. The Board also determined that as long as there is a Non-Executive Chairman, the position of Lead Director, currently held by Ms. Hart, is not required and will not be retained. The Board also approved (with Ms. Hart recusing herself) the following compensation for a Board member serving as Non-Executive Chairman: a multiple of 1.2 times the standard compensation paid to non-employee Directors, paid in the same proportion and manner (i.e., cash retainer, stock option and restricted stock grants). This payment is in addition to any annual retainer, equity grant, chairman fees, meeting fees and other compensation and reimbursements for service as a member of the Board of Directors. Compensation payable to Ms. Hart will be prorated for the portion of her term between the effective date of her appointment and May 1, 2007; from May 2, 2007 until the 2008 annual meeting of shareholders, the amount will be 1.2 times the then current standard compensation paid to non-employee Directors, payable as of May 2, 2007.
A press release, dated April 2, 2007, announcing Mr. Henderson’s resignation as Chairman of the Board and Chief Executive Officer, Mr. Russomanno’s election as Chief Executive Officer and Director and Ms. Hart’s election as Non-Executive Chairman of the Board of Directors is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits
      10.1 Employment Closure Agreement between the Company and Mr. Henderson dated April 2, 2007
      99.1 Press release dated April 2, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: April 2, 2007	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Employment Closure Agreement between the Company and Mr. Henderson dated April 2, 2007
99.1	Press release, dated April 2, 2007